Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:
(1) Registration Statement (Form S-8, No. 333-236420) pertaining to IAC/InterActiveCorp’s 2013 Stock and Annual Incentive Plan, 2008 Stock and Annual Incentive Plan, 2005 Stock and Annual Incentive Plan, Retirement Savings Plan, 2011 Deferred Compensation Plan for Non-Employee Directors, 2007 Deferred Compensation Plan for Non-Employee Directors and 2000 Fee Deferral Plan for Non-Employee Directors and

(2) Registration Statement (Post-Effective No.1 on Form S-8, No. 333-239683-01 to Registration Statement on Form S-4 No. 333-239683-01) pertaining to IAC/InterActiveCorp’s 2013 and 2018 Stock and Annual Incentive Plan

of our report dated February 17, 2021, with respect to the consolidated and combined financial statements and schedule of IAC/InterActiveCorp and subsidiaries, included in this Annual Report (Form 10-K) of IAC/InterActiveCorp and subsidiaries for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

New York, New York
February 17, 2021